Exhibit 99.1

Adial Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Business Update

Glen Allen, VA – November 14, 2025 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today provided a business update and reported its financial results for the third quarter of 2025.

Cary Claiborne, CEO of Adial Pharmaceuticals, commented, “We continue to achieve meaningful milestones on our path toward U.S. Food and Drug Administration (FDA) approval and eventual commercialization of AD04, our lead investigational drug, a serotonin-3 receptor antagonist being developed for the treatment of Alcohol Use Disorder (AUD). A key highlight of our recent progress was the successful End of Phase 2 (EOP2) meeting with the FDA, where we received valuable guidance on critical elements of our planned adaptive Phase 3 study design — including the target population, clinical endpoints, inclusion and exclusion criteria, dosing regimen, and validation of both biomarker-positive and biomarker-negative groups.”

“We are now implementing the FDA’s recommendations based on this meeting, positioning us to advance confidently toward registrational Phase 3 development. The AD04 program aims to deliver targeted and commercially focused success following approval, specifically for patients who are biomarker-positive for AG+, a subset of the AUD population identified through our proprietary genetic test. The AG+ biomarker is found in approximately 14% of the general population, as supported by large-scale epidemiological studies and previous AD04 clinical trial data.”

“We are also encouraged by recent U.S. Senate support for expanding clinical trial endpoints beyond abstinence in evaluating treatments for Alcohol and Substance Use Disorders. The bipartisan Appropriations Committee’s recommendation for the FDA and the National Institute on Drug Abuse (NIDA) to consider additional measures, such as reduced cravings, decreased use, and lowered disorder severity, strongly reinforces our therapeutic approach and patient-centered philosophy. Our AD04 program has always focused on reducing alcohol consumption and cravings rather than enforcing an all-or-nothing abstinence model, and it is encouraging to see legislative recognition of the need for more realistic and compassionate treatment outcomes. This forward-looking perspective aligns with the core of our development strategy and further validates our belief that AD04 is uniquely positioned to benefit from this evolving regulatory environment.”

“To further support these efforts, we have partnered with Genomind to develop our precision medicine testing solution. Together, we have completed the analytical validation of a cheek swab collection method to identify eligible patients — a critical step for both clinical trial implementation and future commercial use. This achievement represents a major milestone in our journey toward FDA approval and lays the groundwork for a commercial companion diagnostic test that can be easily performed in a physician’s office or at home. During our recent EOP2 meeting, the FDA also confirmed that use of this test in the Phase 3 study represents a Non-Significant Risk (NSR), meaning an Investigational Device Exemption (IDE) application is not required.”

“Collectively, these accomplishments provide strong momentum and confidence as we prepare for our Phase 3 program. They are also driving strategic partnership discussions, which we expect to accelerate as we continue to reach key milestones. We remain committed to disciplined execution and believe AD04 has the potential to become the first genetically targeted therapy approved for AUD — addressing a major unmet medical need with significant commercial opportunity.”

Other Developments

Intellectual Property

On July 9, 2025, Adial announced the filing of an update to the provisional patent application for AD04 which was filed in July 2024, the Company’s lead investigational genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of AUD in heavy drinking patients (defined as < 10 drinks/drinking day). The patent, once granted, is expected to protect Adial’s core assets out to at least 2045.

Third Quarter 2025 Financial Results

●	Cash and cash equivalents were $4.6 million as of September 30, 2025, compared to $5.9 million as of June 30, 2025. The Company believes that its existing cash and cash equivalents will fund its operating expenses into the second quarter of 2026 based on currently committed development plans.

●	Research and development expenses decreased by approximately $511 thousand (50%) during the three months ended September 30, 2025, compared to the three months ended September 30, 2024. The key driver of the decrease was lower clinical activity in the three months ended September 30, 2025 as compared to the same period in 2024.

●	General and administrative expenses increased by approximately $63 thousand (5%) during the three months ended September 30, 2025, compared to the three months ended September 30, 2024. The increase was mainly due to the timing of our annual meeting, which occurred in the third quarter in 2025 vs. the fourth quarter in 2024.

●	Net Loss was $1.8 million for the three months ended September 30, 2025, compared to a net loss of $2.2 million for the three months ended September 30, 2024. The decrease in net loss was primarily driven by lower R&D spending.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

If you are interested in exploring partnership opportunities with Adial, we invite you to reach out to us (BD@adialpharma.com) to discuss how our joint efforts can bring about positive change to the millions of patients who are struggling with addiction.

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding FDA approval and eventual commercialization of AD04, implementing the FDA’s recommendations based on the EOP2 meeting, being positioned to advance confidently toward registrational Phase 3 development, the AD04 program delivering targeted and commercially focused success following approval specifically for patients who are biomarker-positive for AG+, AD04 being uniquely positioned to benefit from the evolving regulatory environment in evaluating treatments for Alcohol and Substance Use Disorders, laying the groundwork for a commercial companion diagnostic test that can be easily performed in a physician’s office or at home, accelerating strategic partnership discussions as the Company continues to reach key milestones, remaining committed to disciplined execution, AD04 having the potential to become the first genetically targeted therapy approved for AUD addressing a major unmet medical need with significant commercial opportunity, protecting Adial’s core assets out to at least 2045 with the patent for AD04, once granted, existing cash and cash equivalents funding operating expenses into the second quarter of 2026 based on currently committed development plans and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to pursue our regulatory strategy, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com

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